                                                                 EXHIBIT 10.2(B)
                          [LOGO OF OMC APPEARS HERE]
                                                                            1996
                               Dealer Agreement

THIS AGREEMENT is made by and between the Marine Power Products Group of Outboard Marine Corporation, 100 Sea Horse Drive, Waukegan, Illinois. (the "Company").

and TRAVIS BOAT AND MOTORS INC DBA/TRAVIS BOATING CENTER
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located at     13045 RESEARCH BLVD AUSTIN TX 78750               (the "Dealer").
           ------------------------------------------------------
             Street Address, city, State, Zip Code

In consideration of the promises contained in this Agreement, it is agreed as follows:
PURPOSE: This Agreement describes the relationship between the Company and Dealer concerning the purchase, sale and service of Company products. The products covered by this Agreement are described more fully in Products section of this Agreement.
Dealer will not sell, display, advertise, promote or service Products nor display Company trademarks, tradenames or logos from any location other than the location specified above unless authorized to do so by the Company in a separate written Dealer Agreement.

PRODUCTS: Dealer is appointed as no authorized Dealer for the following products and OMC parts and accessories for those products:

     [X]      JOHNSON           OUTBOARDS                   [X] OMC STERN DRIVES

PURCHASE REQUIREMENTS: Dealer has agreed to the following Purchase Requirements for outboard motors purchased from Company (excluding outboards purchased as part of a boat package). Dealer agrees that these Purchase Requirements are reasonable and obtainable and that the Company is relying upon Dealer to meet these Purchaser Requirements:
1996 FISCAL YEAR (OCTOBER 1, 1995. SEPTEMBER 30, 1996)

     Gas Outboards (units)    300      Electric Outboards (units)  100
                             -----                                -----
                   /s/M                    /s/DG
              --------------------     ---------------------
                Dealer's Initial         Company's Initial

Dealer also agrees to maintain at all times, at the location listed above, an
inventory of not less than        100                 units of new, current
                           --------------------------
model  JOHNSON  gasoline outboard motors and an inventory of OMC parts and
      ---------
accessories and lubricants adequate to support the Product.
CERTIFICATE OF RESALE: (Applies only where Dealer is subject to local or state sales and or use taxes). Dealer represents that it holds a seller's permit
1742024798 which was issued in accordance with the       TEXAS           (state)
                                                  ----------------------
sales and/or use tax law. All products and other materials purchased from Company are for resale, lease or rental by Dealer. In the event Dealer uses the Products or materials for any other purpose subjecting them to sales or use tax. Dealer is responsible for reporting and paying such taxes.

ANY CAUSE OF ACTION, CLAIM, SUIT OR DEMAND BY DEALER, ALLEGEDLY ARISING FROM OR RELATING TO THE TERMS OF THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES, SHALL BE BROUGHT IN THE FEDERAL DISTRICT COURT FOR THE DISTRICT IN WHICH COMPANY MAINTAINS ITS PRINCIPAL OFFICES OR IN THE CIRCUIT OF THE STATE COURT IN WHICH COMPANY MAINTAINS ITS PRINCIPAL OFFICES: DEALER IRREVOCABLY ADMITS TO AND CONSENTS TO THE JURISDICTION OF SAID COURTS THE PROVISIONS OF THIS PARAGRAPH SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL BIND THE CORPORATION OFFICERS AND DIRECTORS IF DEALER IS A CORPORATION.

COMPANY AND DEALER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM: A) CONCERNING ANY RIGHTS UNDER THIS AGREEMENT. ANY RELATED AGREEMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT BETWEEN THE PARTIES, OR B) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREE THAT ANY SUCH SUIT, ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY THIS PROVISION IS A MATERIAL INDUCEMENT FOR COMPANY ENTERING INTO THIS DEALER AGREEMENT.

Dealer acknowledges that it has read this Agreement, including the terms printed on the reverse side of this page, understands the terms and conditions contained in this Agreement and agrees to be bound by these terms and conditions.
                                   EXECUTION

Is Dealer a corporation?    Yes   Y    No
                                -----    ______
Federal Tax Identification No.       74-2024798
                              ------------------------------------
                              Check one: ______ SSN   X  Emp.ID. No
                                                    ----
Federal Taxpayer Name (IRS records):
 TRAVIS BOAT AND MOTORS INC
- -----------------------------------------------
(DEALER)

By:  /s/ Mark Walton
    -------------------------------------------

(Print Name Here)   Mark Walton
                 ------------------------------

Title:               PRES
       ----------------------------------------

Date:                10/6/95
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Dealer's Home OMC P&A Distributor is  DALLAS
                                    -----------

Dealer Phone Number         512-250-9000
                    ---------------------------

Dealer FAX Number           512-435-0459
                    ---------------------------

Recommended by:              /s/ DMFL
                -------------------------------
OUTBOARD MARINE CORPORATION

By:         /s/ Henry H. Hegel
   --------------------------------------------

(Print Name Here)   HENRY H. HEGEL
                 ------------------------------

Title:       DIRECTOR, SALES
       ----------------------------------------
Date:         OCT 13 1995
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       DEALER'S COPY -- TO BE RETURNED TO DEALER UPON ACCEPTANCE BY OMC

SALES EFFORT: (Does not apply to OMC Stern Drives.) This Agreement authorizes sales of Products by Dealer to end user retail customers only. Dealer recognizes that it is not established as a wholesaler or distributor and agrees to refrain from reselling Products to customers other than end users. Dealer agrees to use its best efforts to promote the sale of Products to end users in Dealer's area. Dealer's sales efforts will at all times be in accordance with Company's policies and procedures as may be issued from time to time.

     The parties recognize the importance and value of service to the customer in establishing and maintaining customer satisfaction and the reputation of the Company, the Dealer and the Products. Therefore, Dealer agrees to concentrate its selling and advertising efforts in the area where and to customers to whom Dealer can readily provide service.

     Dealer agrees to undertake all advertising, promotional and selling activities as may reasonably be required to meet the market potential for Products in Dealer's area.

     Dealer agrees to abide by the Company's written guidelines concerning advertising.

     The Company will provide Dealer with sales brochures, catalogs and other promotional materials. In addition, the Company may provide Dealer with sales, marketing and promotional assistance and advice as may be available from time to time.

     Dealer agrees to display Products in its showroom in a prominent manner and in such quantities as Company may recommend.

     Dealer will identify its place of business as a Dealer of Products by means of outdoor signage and other means, all consistent with the image and quality of Products.

FORECASTS & ORDERS: Dealer agrees to provide the Company with forecasts and firm orders as the Company reasonably may require and according to programs and procedures that the Company may issue from time to time.

     Dealer understands that forecasts and orders are accepted at the Company's main offices only. The Company may reject any order in whole or in part if such order is submitted in violation of, or may lead to the violation of, any provision of this Agreement. The Company will use its best efforts to fill all accepted orders but will not be liable to Dealer for any delay or inability to fill an accepted order for any reason.

SERVICE & WARRANTY: The Company and Dealer recognize the importance of providing prompt and courteous service to all owners of the Products. The requirements of this section are intended to ensure that such service is available and provided.

     Dealer will maintain a service department staffed with employees trained in the service of Products. In addition, Dealer agrees to employ at least one (1) technician that has successfully completed a Company service training course for Products within the past two (2) years.

     Dealer agrees that at least once per model year, at least one (1) employee will attend any service clinic or seminar which Company may hold.

     The Company will, from time to time, establish a warranty which will apply to the Products. A written statement of the Company's warranty will be provided to Dealer. There is no other warranty which applies to the Products. The Dealer has no authority to alter, amend or modify Company's warranty.

     Dealer agrees to provide prompt warranty and repair service to all customers of Product, regardless of where the Product was purchased.

     All warranty work on Products will be performed by Dealer in accordance with Company's warranty procedures and policies as established from time to time by the Company.

     Dealer will be reimbursed for warranty labor at the rate agreed to by Dealer and Company and in the manner specified in the Company's warranty policies and procedures.

     Dealer agrees to use only genuine OMC parts for warranty service.

     Dealer will purchase all recommended service tools, testing equipment, service literature, parts catalogs, and microfiche pertaining to the service of Products.

     The Company, from time to time, will establish service policies, standards, guidelines, procedures and programs. Dealer agrees to abide by such policies, standards, guidelines, procedures and programs.

     Prior to delivery of the Product to the customer, the Dealer will inspect and test the Product and all its systems to ensure that the Product will operate properly in the hands of the customer. At the time of delivery of the Product to the customer, the Dealer will instruct the customer in the proper use and operation of the Product.

     Upon termination or expiration of this Agreement, Dealer shall no longer be eligible to perform warranty work.

PRICES & TERMS: All purchases of Products by Dealer will be at prices and discounts established by the Company from time to time.

     Terms of payment will be cash or other such terms as may be granted by Company from time to time in its sole discretion. Company may change such terms at any time in its sole discretion.

     In the event terms other than cash are granted, all accounts not paid in accordance with such terms will be assessed a service fee at the maximum amount permitted by law in the jurisdiction in which Dealer is located, not to exceed
1 1/2% per month. In addition, Dealer agrees to pay the Company reasonable attorneys' fees and costs incurred in connection with any collection proceedings against Dealer. Dealer shall be liable for all costs and deficiencies to Company resulting from the repossession and resale of Products whether by Company or third parties. In addition, Dealer shall pay to Company all rebates or discounts charged back to Dealer by Company as a result of any repossessing.

     Company may setoff any amounts owned Dealer by Company against amounts owed to Company. In addition, Company may use any amounts owed to Dealer by Company as an offset against any amounts which Dealer may owe to any subsidiary, affiliate, product group, division or facility of Outboard Marine Corporation.

TERM OF AGREEMENT, ASSIGNMENT, TERMINATION:
     This Agreement will be effective on October 1, 1995 or when a fully executed Agreement is returned to Dealer, whichever is later, and shall expire on September 30, 1996.

     In no event will this Agreement become effective until it is accepted and signed by the Company at its main offices and returned to Dealer. This Agreement may be terminated by either party without cause, with ninety (90) days written notice.

     This Agreement may be terminated immediately upon the occurrence of any of the following:

     a) any breach or violation or any material provision of this Agreement, including sales to other than end users, warranty or other fraud, failure to pay for Products on agreed upon terms, failure to provide adequate service; also, failure to meet service training requirements; failure to purchase required tools/equipment; and failure to comply with Company's policies and procedures.

     b) a change in location of the closing of Dealer's place of business.

     c) any repossession of Products whether by Company or a third party.

     Such termination will be effective upon the mailing of written notice of termination.

     Either party may terminate this Agreement immediately if the other party experiences a change in control of a majority of its voting stock or in the event of the death, resignation or termination of a majority of its principal officers or partners.

     This Agreement may be assigned by Dealer with the prior written approval of Company. Prior to approving an assignment, the Company will have the opportunity to investigate the proposed assignee and to evaluate the proposed assignee's qualification, reputation and financial capability to act as a Dealer of Products. Company may, at its option, execute a new Dealer Agreement in lieu of approving an assignment.

     Upon the effective date of expiration or termination, Company will have no further obligation, responsibility or liability to Dealer. The expiration or termination of this Agreement shall not relieve Dealer of the obligation to pay Company for Products previously shipped.

     In the event this Agreement is terminated or not renewed by either Party, Company shall have the option, but not the obligation, to repurchase any or all of the Products in Dealer's inventory as of the effective date of non renewal or termination, Dealer shall provide to Company upon request a complete list of all Products in Dealer's inventory. Dealer agrees to sell to Company such Products as Company may designate at the price which Dealer paid for such Products net of rebates, discounts and programs and adjusted for damage or out of box condition.

USE OF NAME: Dealer agrees not to use any trademark or tradename of Company as a whole or a part of the title of Dealer's business. Dealer agrees that immediately upon the expiration or termination of this Agreement, Dealer will remove all signs, markings, telephone and directory listings or any other markings containing trademarks or tradenames of the Company and to discontinue any advertising, promotion or publicity which tend to indicate that Dealer is a dealer of Products.

GENERAL PROVISIONS: Dealer is not an agent of Company and agrees not to represent itself as such. The Company reserves the right to change the construction, specifications, prices, discounts or terms of sale of its Products without notice and without obligation as to Products previously shipped or sold.

     Dealer agrees that this Agreement does not constitute the grant of a franchise or franchise rights, nor does it confer an exclusive territory upon Dealer. Dealer acknowledges that it has not been required to, nor has it paid any franchise fee in connection with the execution of this Agreement.

     Dealer agrees that all customer lists compiled by Company from warranty registration cards or other information received by Company from Dealer are the exclusive property of Company and may be used by Company in any manner. The failure of either party at any time to enforce any obligation, exercise any option or require performance under the provisions of this Agreement will not be construed to be a waiver of such provisions, nor affect the right of each party to enforce subsequently each and every provision of this Agreement.

     If any part of this Agreement is found to be invalid, the Agreement shall be deemed separable and the remainder shall remain in full force and effect.

     The instrument and the referenced policies, procedures, standards, and guidelines constitute the entire agreement of the parties concerning this subject matter. No other understanding or agreement will apply to this Agreement unless in writing and expressly made a part of this Agreement.

     There shall be no obligation to either party to renew this Agreement upon its expiration nor shall there be any liability for either party's failure to renew